SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of May 12, 2015 (this “Agreement”), is entered into among INTL FCSTONE INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, are parties to that certain Credit Agreement, dated as of September 20, 2013 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Lenders provide the consent and amend the Credit Agreement as set forth below, in each case subject to the terms and conditions specified in this Agreement; and

WHEREAS, the Lenders are willing to provide the consent and amend the Credit Agreement, in each case subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    Consent. Subject to the other terms and conditions of this Agreement, the Lenders hereby agree that the Administrative Agent may release (a) INTL FCStone Securities Inc., a Florida corporation (“INTL FCStone Securities”), from all of its liabilities and obligations as a Guarantor under the Credit Agreement and the other Loan Documents and (b) any and all security interests in and to any Collateral granted by INTL FCStone Securities to the Administrative Agent for the benefit of the holders of the Obligations. In addition, the Lenders hereby agree that INTL FCStone Securities shall be an Excluded Subsidiary for purposes of the Credit Agreement. The foregoing consent shall not modify or affect any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document in the future and is limited solely to the matters set forth in this Section 1. Nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law. Subject to the foregoing consent, the Administrative Agent hereby (i) releases all security interests, pledges or other liens in favor of the Administrative Agent, on behalf of the holders of the Obligations, in or on the assets of INTL FCStone Securities arising or created under the Collateral Documents and (ii) agrees to execute and deliver to the Borrower, at the sole expense of the Borrower, all documents or instruments reasonably requested by the Borrower in connection therewith.

2.    Amendments.

(a)    The first sentence of the definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.0%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(b)    Clause (b) of the definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(a)(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

(c)    The proviso of the definition of “Eurodollar Base Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, and (ii) if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(d)    The definition of “Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

(e)    The definition of “Responsible Officer” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate, in form and substance reasonably satisfactory to the Administrative Agent.

(f)    The definition of “Swing Line Loan Notice” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit 2.04 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

(g)    The following definitions are hereby deleted from Section 1.01 of the Credit Agreement: “Additional INTL FCStone Securities Guaranty Amount”, “Base INTL FCStone Securities Guaranty Amount”, “Excess INTL FCStone Securities Net Capital”, “INTL FCStone Securities”, “INTL FCStone Securities Net Capital Requirement”, and “Maximum INTL FCStone Securities Guaranty Amount”.

(h)    Section 2.02(a) of the Credit Agreement is hereby amended to read as follows:

(b)(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Loan Notice and each telephonic notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of a Loan in a Loan Notice, or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(i)    Section 2.04(b) of the Credit Agreement is hereby amended to read as follows:

(c)(b)    Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or a Swing Line Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(j)    The second paragraph of Section 4.01 of the Credit Agreement is hereby amended to read as follows:

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.

(k)    Section 6.22 of the Credit Agreement is hereby amended to read as follows:

6.22    OFAC; Anti-Corruption.

(d)OFAC. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(e)Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(l)    A new Section 7.15 is hereby added to the Credit Agreement to read as follows:

7.15    Anti-Corruption.

Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

(m)    Section 8.03(k) of the Credit Agreement is hereby amended to read as follows:

(k)    (i) Indebtedness of the Borrower under unsecured convertible notes in an aggregate principal amount not to exceed $120,000,000, and (ii) other unsecured Indebtedness of the Borrower under retail notes and other senior or subordinated unsecured notes, in an aggregate principal amount not to exceed $100,000,000; provided that, in each case, (A) at the time of incurrence of such Indebtedness, no Default has occurred and is continuing; (B) such notes shall not mature at any time on or prior to the date that is six (6) months after the Maturity Date; and (C) such notes shall not include any financial covenants that are more restrictive in any respect on the Loan Parties than the financial covenants in this Agreement;

(n)    Section 8.12(b) of the Credit Agreement is hereby amended to read as follows:

(b)    If an Event of Default has occurred and is continuing, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or optional redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Loan Party or any Subsidiary (other than Indebtedness arising under the Loan Documents, the FCStone Margin Facility and the FCStone Merchant Facility).

(o)    A new Section 8.17 is hereby added to the Credit Agreement to read as follows:

8.17    Anti-Corruption.

Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

(p)    Section 11.17 of the Credit Agreement is hereby amended to read as follows:

11.17    Electronic Execution.

The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

(q)    A new Section 11.20 is hereby added to the Credit Agreement to read as follows:

11.20    Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party, and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

3.    Effectiveness; Conditions Precedent. This Agreement shall be effective upon receipt by the Administrative Agent of copies of this Agreement duly executed by the Borrower, the Guarantors and the Required Lenders.

4.    Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable documented fees and expenses of Moore & Van Allen, PLLC.

5.    Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Agreement does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. This Agreement is a Loan Document.

6.    Authority/Enforceability. Each Loan Party represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)    This Agreement has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Agreement.

(d)    The execution and delivery of this Agreement does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it.

7.    Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Agreement (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.

8.    FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Loan Parties and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

9.    Counterparts/Telecopy. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or other secure electronic forma (.pdf) shall be effective as an original.

10.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

11.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.    Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:            INTL FCSTONE INC.,
a Delaware corporation

By:    /s/ Sean O'Connor
Name:        Sean O'Connor
Title:        CEO

By:    /s/ Bruce Fields
Name:        Bruce Fields
Title:        Group Treasurer

GUARANTORS:        INTL FCSTONE ASSETS, INC.,
a Florida corporation

By:    /s/ Sean O'Connor
Name:        Sean O'Connor
Title:        CEO

INTL COMMODITIES, INC.,
a Delaware corporation

By:    /s/ Sean O'Connor
Name:        Sean O'Connor
Title:        Chairman of the Board

INTL FCSTONE SECURITIES INC.,
a Florida corporation

By:    /s/ Sean O'Connor
Name:        Sean O'Connor
Title:        Chairman of the Board

FCSTONE GROUP, INC.,
a Delaware corporation

By:    /s/ William J. Dunaway
Name:        William J. Dunaway
Title:        Chief Financial Officer

INTL FCSTONE MARKETS, LLC,
an Iowa limited liability company

By:    /s/ William J. Dunaway
Name:        William J. Dunaway
Title:        Treasurer

FCSTONE MERCHANT SERVICES, LLC,
a Delaware limited liability company

By:    /s/ William J. Dunaway
Name:        William J. Dunaway
Title:        Treasurer

RMI CONSULTING, INC.,
an Illinois corporation

By:    /s/ William J. Dunaway
Name:        William J. Dunaway
Title:        Chief Financial Officer

COFFEE NETWORK, LLC,
a Florida limited liability company

By:    /s/ William J. Dunaway
Name:        William J. Dunaway
Title:        Chief Financial Officer of
FCStone Group, Inc.,
Managing Member of Coffee Network, LLC

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Mollie S. Canup
Name:        Mollie S. Canup
Title:        Vice President

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Michael D. Brannan

Name:	Michael D. Brannan

Title:	Sr. Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bryan Pynchon

Name:	Bryan Pynchon

Title:	SVP

BANK HAPOALIM B.M.,
as a Lender

By:	/s/ John Grieco

Name:	John Grieco

Title:	Senior Vice President

By:	/s/ Carlos Lunardini

Name:	Carlos Lunardini

Title:	FVP

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Nicholas Buckingham

Name:	Nicholas Buckingham

Title:	Vice President

THE KOREA DEVELOPMENT BANK, NEW YORK BRANCH,
as a Lender

By:
Name:
Title: